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                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 1998


SUBSIDIARIES OF THE REGISTRANT                                Jurisdiction
                                                              ------------
Baldwin Americas Corporation                                    Delaware
Baldwin Europe Consolidated Inc.                                Delaware
Baldwin Asia Pacific Corporation                                Delaware
Baldwin Technology Limited                                      Bermuda
Baldwin Document Finishing Systems, Inc.                        Delaware

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Technology Corporation                                  Connecticut
Baldwin Enkel Corporation                                       Delaware
Baldwin Graphic Systems, Inc.                                   Delaware

SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
Kansa Corporation                                               Kansas

SUBSIDIARIES OF BALDWIN ENKEL CORPORATION
Enkel International Sales Corporation                           Illinois
Enkel Foreign Sales Corporation                                 US Virgin Island

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV                                  Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV                                    Netherlands
Baldwin German Capital Holding GmbH                             Germany
Baldwin U.K. Holding Limited                                    United Kingdom
BS Holding AB                                                   Sweden
Graphics Financing Ireland Limited                              Ireland
Baldwin France Sarl                                             France

SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
Baldwin  Grafotec GmbH                                          Germany
Baldwin Auslandsbeteiligungs Holding GmbH                       Germany
Baldwin International Products GmbH                             Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.                                               United Kingdom
Acrotec UK Ltd.                                                 United Kingdom
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SUBSIDIARIES OF BS HOLDING AB
Amal AB                                                         Sweden
IVT Graphics AB                                                 Sweden
Jimek AB                                                        Sweden

SUBSIDIARIES OF BALDWIN  GRAFOTEC GMBH
Baldwin Gegenheimer Ltd.                                        United Kingdom

SUBSIDIARIES OF BALDWIN AUSLANDSBETEILIGUNGS HOLDING GMBH
Baldwin Hungaria Ltd.                                           Hungary

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin Asia Pacific Ltd.                                       Hong Kong
Baldwin Japan Ltd.                                              Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.      China
BAP VC Limited                                                  British Virgin
                                                                   Islands
SUBSIDIARIES OF BALDWIN ASIA PACIFIC LTD
Baldwin Graphic Equipment Pty. Ltd.                             Australia
Baldwin Printing Controls Ltd.                                  Hong Kong